EXHIBIT 24.1

POWER OF ATTORNEY

The Undersigned hereby constitutes and appoints Donald R. “Scotty” Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person’s name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Donald R. “Scotty” Walsh	Chief Executive Officer and Director	July 31, 2003

/s/ Beth O. MacLaughlin	Chief Financial Officer	July 31, 2003

/s/ W. James Hindman	Chairman of the Board	July 31, 2003

/s/ Henry D. Felton	Vice Chairman of the Board	July 31, 2003

/s/ Eric Pratt	President and COO	July 31, 2003

/s/ Eugene J. Fischer	Director	July 31, 2003

/s/ Scott N. Fischer	Executive Vice President	July 31, 2003

/s/ James A. Fanella	Director	July 31, 2003

/s/ Debra Keith	Senior Vice President	July 31, 2003

/s/ George Cox	Director	July 31, 2003

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POWER OF ATTORNEY

The Undersigned hereby constitutes and appoints Donald R. “Scotty” Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person’s name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Garnett Y. Clark, Jr.	Director	October 3, 2003

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